As filed with the Securities and Exchange Commission on December 1, 2008

Registration No. 333-111451

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3047598
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 Lakeside Drive

Foster City, California 94404

(650) 574-3000

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregg H. Alton, Esq.

Senior Vice President and General Counsel

333 Lakeside Drive

Foster City, California 94404

(650) 574-3000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Deregistration of Securities

Gilead Sciences, Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-3 on December 22, 2003 (Registration No. 333-111451) (the “Registration Statement”), which originally registered $500,000,000 initial aggregate principal amount of an indeterminate number of shares of Registrant’s common stock, par value $0.001 per share, and preferred stock; an indeterminate amount of debt securities; an indeterminate number of warrants to purchase common stock, preferred stock or debt securities; and indeterminate amounts and numbers of common stock, preferred stock and debt securities that may be issued upon conversion of or exchange for preferred stock or debt securities, upon exercise of warrants or pursuant to the antidilution provisions of any such securities (together the “Securities”). The offering contemplated by the Registration Statement has terminated due to the expiration of the effectiveness of the Registration Statement on December 1, 2008. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement reporting the amount of securities that remain unsold upon the expiration of the Registration Statement. No Securities were sold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on December 1, 2008.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Martin John C. Martin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 1, 2008

/s/ Robin L. Washington Robin L. Washington	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2008

* James M. Denny	Director	December 1, 2008

* Paul Berg	Director	December 1, 2008

/s/ John F. Cogan John F. Cogan	Director	December 1, 2008

* Etienne F. Davignon	Director	December 1, 2008

/s/ Nicholas G. Moore Nicholas G. Moore	Director	December 1, 2008

* Gayle E. Wilson	Director	December 1, 2008

* By:	/s/ John C. Martin
John C. Martin Attorney-in-fact